Exhibit 4.19

Description of Securities
Registered Pursuant to Section 12 of the Securities Exchange Act of 1934
As used below, the terms “Aptiv,” the “Company,” “we,” “us,” and “our” refer to Aptiv PLC, as issuer of the following securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended: (i) ordinary shares, par value $0.01 per share (the “ordinary shares”), (ii) 1.600% Senior Notes due 2028 (the “2028 notes”), (iii) 4.350% Senior Notes due 2029 (the “4.35% 2029 notes”), (iv) 4.650% Senior Notes due 2029 (the “4.65% 2029 notes”), (v) 3.250% Senior Notes due 2032 (the “2032 notes”), (vi) 5.150% Senior Notes due 2034 (the “2034 notes”), (vii) 4.250% Senior Notes due 2036 (the “2036 notes”), (viii) 4.400% Senior Notes due 2046 (the “2046 notes”), (ix) 5.400% Senior Notes due 2049 (the “2049 notes”), (x) 3.100% Senior Notes due 2051 (the “2051 notes”), (xi) 4.150% Senior Notes due 2052 (the “2052 notes”), (xii) 5.750% Senior Notes due 2054 (the “2054 notes” and together with the 2028 notes, 2029 notes, 4.65% 2029 notes, 2032 notes, 2034 notes, 2046 notes, the 2049 notes, the 2051 notes, the 2052 notes and the 2054, the “senior notes”) and (xiii) 6.875% Fixed-to-Fixed Resent Rate Junior Subordinated Notes due 2054 (the “subordinated notes” and together with the “senior notes” the “notes”).
DESCRIPTION OF SHARE CAPITAL
Ordinary Shares
As of January 30, 2026, there were 212,748,401 ordinary shares issued and outstanding. All outstanding ordinary shares are validly issued, fully paid and non-assessable. The ordinary shares do not have preemptive, subscription or redemption rights. Neither our Memorandum of Association or Articles of Association nor the laws of Jersey restrict in any way the ownership or voting of ordinary shares held by non-residents of Jersey
The following description is a summary of the material terms of our Articles of Association and Memorandum of Association (as amended, our “Articles of Association” and “Memorandum of Association,” respectively). The summary is not complete. The Articles of Association and Memorandum of Association are incorporated by reference as exhibits to the Annual Report on Form 10-K to which this exhibit is a part. You should read the Articles of Association and Memorandum of Association for the provisions that are important to you
Dividend and Liquidation Rights. Holders of ordinary shares are entitled to receive equally, share for share, any dividends that may be declared in respect of our ordinary shares by the Board of Directors out of funds legally available therefor. If, in the future, we declare cash dividends, such dividends will be payable in U.S. dollars. In the event of our liquidation, after satisfaction of liabilities to creditors, holders of ordinary shares are entitled to share pro rata in our net assets. Such rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class or series of preferred shares that may be authorized in the future. Our Board of Directors has the power to declare such interim dividends as it determines. Declaration of a final dividend (not exceeding the amounts proposed by our Board of Directors) requires shareholder approval by adoption of an ordinary resolution. Failure to obtain such shareholder approval does not affect previously paid interim dividends.
Voting, Shareholder Meetings and Resolutions. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of holders of ordinary shares. These voting rights may be affected by the grant of any special voting rights to the holders of a class or series of preferred shares that may be authorized in the future. Pursuant to Jersey law, an annual general meeting shall be held once every calendar year at the time (within a period of not more than 18 months after the last preceding annual general meeting) and at the place as may be determined by the Board of Directors. The quorum required for an ordinary meeting of shareholders consists of shareholders present in person or by proxy who hold or represent between them a majority of the outstanding shares entitled to vote at such meeting.
An ordinary resolution (such as a resolution for the declaration of dividends) requires approval by the holders of a majority of the voting rights represented at a meeting, in person or by proxy, and voting thereon.
Amendments to Governing Documents. A special resolution (such as, for example, a resolution amending our Memorandum of Association or Articles of Association or approving any change in authorized capitalization, or a liquidation or winding-up) requires approval of the holders of two-thirds of the voting rights represented at the meeting, in person or by proxy, and voting thereon. A special resolution can only be considered if shareholders receive at least fourteen days’ prior notice of the meeting at which such resolution will be considered.
Requirements for Advance Notification of Shareholder Nominations and Proposals. Our Articles of Association establish advance notice and related procedures with respect to shareholder proposals and nomination of candidates for election as directors.
Limits on Written Consents. Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders.
Transfer of Shares and Notices. Fully paid ordinary shares are issued in registered form and may be freely transferred pursuant to the Articles of Association unless the transfer is restricted by applicable securities laws or prohibited by another instrument. Each shareholder of record is entitled to receive at least fourteen days’ prior notice (excluding the day of notice and the day of the meeting) of an ordinary shareholders’ meeting and of any shareholders’ meeting at which a special resolution is to be adopted. For the purposes of determining the shareholders entitled to notice and to vote at the meeting, the Board of Directors may fix a date as the date for any such determination.
Modification of Class Rights. The rights attached to any class (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied with the sanction of an ordinary resolution passed at a separate general meeting of the holders of the shares of that class.
Election and Removal of Directors. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares that represent more than 50% of the voting power have the power to elect any of our directors who are up for election. All of our directors will be elected at each annual meeting.
Our Board of Directors currently consists of 10 directors. Our Articles of Association state that shareholders may only remove a director for cause. Our Board of Directors has sole power to fill any vacancy occurring as a result of the death, disability, removal or resignation of a director or as a result of an increase in the size of the Board of Directors.
Applicability of U.K. Takeover Code. We do not believe that the U.K. City Code on Takeovers and Mergers will apply to takeover transactions for the Company.
Listing. Our ordinary shares are listed on the New York Stock Exchange under the symbol “APTV.”
Transfer Agent and Registrar. The U.S. transfer agent and registrar for the ordinary shares is Computershare Trust Company, N.A. The U.S. transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021, Attention: Client Administration. Computershare Investor Services (Jersey) Limited

is the transfer agent and registrar for the ordinary shares in Jersey and its address is 13 Castle Street, St. Helier, JE1 1ES, Jersey.
DESCRIPTION OF SENIOR NOTES
We have previously filed a registration statement on Form S-3 (File No. 333-185558), which was filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2015 and covers the issuance of the 2028 notes and the 2046 notes, and a registration statement on Form S-3 (File No. 333-228021), which was filed with the SEC on October 26, 2018 and covers the issuance of the 2029 notes and the 2049 notes, a registration statement on Form S-3 (File No. 333-258499), which was filed with the SEC on August 5, 2021 and covers the issuance of the 2051 notes, the 2032 notes, the 2036 notes and the 2052 notes and a registration statement on Form S-3 (File No. 333-281182), which was filed with the SEC on August 1, 2024 and covers the issuance of the 4.65% 2029 notes, the 2034 notes, the 2054 notes and the subordinated notes.
The senior notes were issued under an indenture dated as of March 10, 2015, as supplemented from time to time, among Aptiv Swiss Holdings Limited, the guarantors named therein, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “senior indenture”). Below we have summarized certain terms and provisions of the senior indenture and related supplemental indentures. The summary is not complete. The senior indenture and related supplemental indentures have been incorporated by reference as exhibits to the Annual Report on Form 10-K to which this exhibit is a part. You should read the senior indenture and related supplemental indentures for the provisions which may be important to you. The senior indenture and related supplemental indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.
General
Principal Amounts; Interest Payments and Record Dates; Listing. The 2028 notes were initially limited to an aggregate principal amount of €500,000,000. The 2028 notes bear interest, payable annually on each September 15, to the persons in whose names such notes are registered at the close of business on September 1 (whether or not a business day), immediately preceding such September 15. The 2028 notes will mature on September 15, 2028. The 2028 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 4.35% 2029 notes were initially limited to an aggregate principal amount of $300,000,000. The 4.35% 2029 notes bear interest, payable semi-annually on each March 15 and September 15, to the persons in whose names such notes are registered at the close of business on March 1 (whether or not a business day), immediately preceding such March 15 and on September 1 (whether or not a business day), immediately preceding such September 15. The 4.35% 2029 notes will mature on March 15, 2029. The 4.35% 2029 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 4.65% 2029 notes were initially limited to an aggregate principal amount of $550,000,000 and co-issued by Aptiv Global Financing Designated Activity Company (f/k/a Aptiv Global Financing Limited) (“AGFDAC”). The 4.65% 2029 notes bear interest, payable annually on each March 13 and September 13, to the persons in whose names such notes are registered at the close of business on February 26 or August 29 (whether or not a business day), immediately preceding such March 13 or September 13, respectively. The 4.65% 2029 notes will mature on September 13, 2029. The 4.65%

2029 notes are listed on the New York Stock Exchange under the symbol “APTV.”

The 2032 notes were initially limited to an aggregate principal amount of $800,000,000 and co-issued by Aptiv Corporation. The 2032 notes bear interest, payable semi-annually on each March 1 and September 1, to the persons in whose names such notes are registered at the close of business on February 15 (whether or not a business day), immediately preceding such March 1 and on August 15 (whether or not a business day), immediately preceding such September 1. The 2032 notes will mature on March 1, 2032. The 2032 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 2034 notes were initially limited to an aggregate principal amount of $550,000,000 and co-issued by AGFDAC. The 2034 notes bear interest, payable annually on each March 13 and September 13, to the persons in whose names such notes are registered at the close of business on February 26 or August 29 (whether or not a business day), immediately preceding such March 13 or September 13, respectively. The 2034 notes will mature on September 13, 2034. The 2034 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 2036 notes were initially limited to an aggregate principal amount of €750,000,000 and co-issued by AGFDAC. The 2036 notes bear interest, payable annually on each June 11, to the persons in whose names such notes are registered at the close of business on the business day preceding June 11. The 2036 notes will mature on June 11, 2036. The 2036 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 2046 notes were initially limited to an aggregate principal amount of $300,000,000. The 2046 notes bear interest, payable semi-annually on each April 1 and October 1, to the persons in whose names such notes are registered at the close of business on March 15 (whether or not a business day), immediately preceding such April 1 and on September 15 (whether or not a business day), immediately preceding such October 1. The 2046 notes will mature on October 1, 2046. The 2046 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 2049 notes were initially limited to an aggregate principal amount of $350,000,000. The 2049 notes bear interest, payable semi-annually on each March 15 and September 15, to the persons in whose names such notes are registered at the close of business on March 1 (whether or not a business day), immediately preceding such March 15 and on September 1 (whether or not a business day), immediately preceding such September 15. The 2049 notes will mature on March 15, 2049. The 2049 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 2051 notes were initially limited to an aggregate principal amount of $1,500,000,000. The 2051 notes bear interest, payable semi-annually on each June 1 and December 1, to the persons in whose names such notes are registered at the close of business on May 15 (whether or not a business day), immediately preceding such June 1 and on November 15 (whether or not a business day), immediately preceding such December 1. The 2051 notes will mature on December 1, 2051. The 2051 notes are listed on the New York Stock Exchange under the symbol “APTV.” Subsequent to issuance, we entered into a supplemental indenture to add AGFDAC as a joint and several co-issuer of the 2051 notes effective as of the date of issuance.
The 2052 notes were initially limited to an aggregate principal amount of $1,000,000,000 and co-issued by Aptiv Corporation. The 2052 notes bear interest, payable semi-annually on each May 1 and November 1, to the persons in whose names such notes are registered at the close of business on April 15 (whether or not a business day), immediately preceding such May 1 and on October 15 (whether or not a business day), immediately preceding such November 1. The 2052 notes will mature on May 1, 2052. The 2032 notes are listed on the New York Stock Exchange under the symbol “APTV.”
The 2054 notes were initially limited to an aggregate principal amount of $550,000,000 and co-issued by AGFDAC. The 2054 notes bear interest, payable annually on each March 13 and September 13, to the persons in whose names such notes are registered at the close of business on February 26 or August

29 (whether or not a business day), immediately preceding such March 13 or September 13, respectively. The 2054 notes will mature on September 13, 2054. The 2054 notes are listed on the New York Stock Exchange under the symbol “APTV.”
Ranking. The 2028 notes, 4.35% 2029 notes, 4.65% 2029 notes, 2032 notes, 2034 notes, 2036 notes, 2046 notes, 2049 notes, 2051 notes, 2052 notes and 2054 notes are unsecured and rank pari passu in right of payment with any other senior indebtedness of Aptiv. Secured debt and other secured obligations of Aptiv will be effectively senior to the senior notes to the extent of the value of the assets securing such debt or other obligations.
No Sinking Fund. No series of senior notes is subject to any sinking fund.
Additional Notes. We may, without the consent of the existing holders of the senior notes of a series, issue additional senior notes of such series having the same terms (except issue date, date from which interest accrues and, in some cases, the first interest payment date) so that the existing senior notes of such series and the new senior notes of such series form a single series under the senior indenture. As of January 30, 2026, no such additional senior notes have been issued.
Minimum Denominations. The 2028 and 2036 notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The 4.35% 2029 notes, 2032 notes, 2046 notes, 2049 notes, 2051 notes and 2052 notes were issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The 4.65% 2029 notes, 2034 notes and 2054 notes were issued in minimum denominations of $200,000 and any integral multiple of $1,000 in excess thereof.
Interest Payments. Interest on the 2028 and 2036 notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. Interest on the 4.35% 2029 notes, the 4.65% 2029 notes, the 2032 notes, the 2034 notes, the 2046 notes, the 2049 notes, the 2051 notes, the 2052 notes and the 2054 notes will be computed on the basis of a 360-day year of twelve 30-day months.
Guarantees. The payment of the principal, premium and interest on the 2028 notes, 4.35% 2029 notes, 4.65% 2029 notes, 2032 notes, 2034 notes, 2036 notes, 2046 notes, 2049 notes, 2051 notes, 2052 notes and 2054 notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Aptiv PLC and certain of our subsidiaries. Subsidiary guarantors may be released from the guarantees without the consent of the holders of the notes. AGFDAC is a guarantor under the 2028 notes, 4.35% 2029 notes, 2032 notes, 2046 notes, 2049 notes and 2052 notes. Aptiv Corporation is a guarantor under the 2028 notes, 4.35% 2029 notes, 4.65% 2029 notes, 2034 notes, 2036 notes, 2046 notes, 2049 notes, 2051 notes and 2054 notes.
Optional Redemption
Definitions
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the senior notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determined to be appropriate for determining the Comparable Government Bond Rate.
“Treasury Rate” means, with respect to any redemption date: the weekly average of the yields in each statistical release for the immediately preceding week designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the senior notes of the applicable series to be redeemed from the redemption date to the applicable maturity date (“Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such senior notes of the applicable series.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the Independent Investment Banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers as specified by the issuer, or, if those firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the issuer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the calculation date.
2028 notes. At any time prior to June 15, 2028, we may at our option redeem the 2028 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2028 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2028 notes to be redeemed) on June 15, 2028 and (ii) all required remaining scheduled interest payments due on the 2028 notes to be redeemed through June 15, 2028 (not including any portion of such payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on an annual basis (Actual/Actual ICMA) at the applicable Comparable Government Bond Rate plus 25 basis points, plus accrued and unpaid interest on the principal amount of the 2028 notes to be redeemed to, but not including, the redemption date. If the 2028 notes are redeemed at any time on or after June 15, 2028, the 2028 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2028 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
4.35% 2029 notes. At any time prior to December 15, 2028, we may at our option redeem the 4.35% 2029 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 4.35% 2029 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 4.35% 2029 notes to be redeemed) on December 15, 2028 and (ii) all required remaining scheduled interest payments due on the 4.35% 2029 notes to be redeemed through December 15, 2028 (not including any portion of such payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points; plus accrued and unpaid interest on the principal amount of the 4.35% 2029 notes to be redeemed to, but not including, the redemption date. If the 4.35% 2029 notes are redeemed at any time on or after December 15, 2028, the 4.35% 2029 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 4.35% 2029 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
4.65% 2029 notes. At any time prior to August 13, 2029, we may at our option redeem the 4.65% 2029 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 4.65% 2029 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 4.65% 2029 notes to be redeemed) on August 13, 2029 and (ii) all required remaining scheduled interest payments due on the 4.65% 2029 notes to be redeemed through August 13, 2029 (not including any portion of such payments of interest accrued and unpaid to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points; plus accrued and unpaid interest on the principal amount of the 4.65% 2029 notes to be redeemed to, but not including, the redemption date. If the 4.65% 2029 notes are redeemed at any time on or after August 13, 2029, the 4.65% 2029 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 4.65% 2029 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2032 notes. At any time prior to December 1, 2031, we may at our option redeem the 2032 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2032 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2032 notes to be redeemed) on December 1, 2031 and (ii) all required remaining scheduled interest payments due on the 2032 notes to be redeemed through December 1, 2031 (not including any portion of such payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points; plus accrued and unpaid interest on the principal amount of the 2032 notes to be redeemed to, but not including, the redemption date. If the 2032 notes are redeemed at any time on or after December 1, 2031, the 2032 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2032 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2034 notes. At any time prior to June 13, 2034, we may at our option redeem the 2034 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2034 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2034 notes to be redeemed) on June 13, 2034 and (ii) all required remaining scheduled interest payments due on the 2034 notes to be redeemed through June 13, 2034 (not including any portion of such payments of interest accrued and unpaid to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months)

at the Treasury Rate plus 25 basis points; plus accrued and unpaid interest on the principal amount of the 2034 notes to be redeemed to, but not including, the redemption date. If the 2034 notes are redeemed at any time on or after June 13, 2034, the 2034 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2034 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2036 notes. At any time prior to March 11, 2036, we may at our option redeem the 2036 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2036 notes to be redeemed; and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been payable on the 2036 notes if the 2036 notes had matured on March 11, 2036 (not including any portion of such payments of interest accrued and unpaid to the date of redemption) discounted to the date of redemption on an annual basis (Actual/Actual ICMA) at the Comparable Government Bond Rate plus 25 basis points; plus accrued and unpaid interest on the principal amount of the 2036 notes to be redeemed to, but not including, the redemption date. If the 2036 notes are redeemed at any time on or after March 11, 2036, the 2036 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2036 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2046 notes. At any time prior to April 1, 2046, we may at our option redeem the 2046 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2046 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2046 notes to be redeemed) on April 1, 2046 and (ii) all required remaining scheduled interest payments due on the 2046 notes to be redeemed through April 1, 2046 (not including any portion of such payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest on the principal amount of the 2046 notes to be redeemed to, but not including, the redemption date. If the 2046 notes are redeemed at any time on or after April 1, 2046, the 2046 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2046 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2049 notes. At any time prior to September 15, 2048, we may at our option redeem the 2049 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2049 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2049 notes to be redeemed) on September 15, 2048 and (ii) all required remaining scheduled interest payments due on the 2049 notes to be redeemed through September 15, 2048 (not including any portion of such payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points; plus accrued and unpaid interest on the principal amount of the 2049 notes to be redeemed to, but not including, the redemption date. If the 2049 notes are redeemed at any time on or after September 15, 2048, the 2049 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2049 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2051 notes. At any time prior to June 1, 2051, we may at our option redeem the 2051 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2051 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2051 notes to be redeemed) on June 1, 2051 and (ii) all required remaining scheduled interest payments due on the 2051 notes to be redeemed through June 1, 2051 (not including any portion of such payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points; plus accrued and unpaid interest on the principal amount of the 2051 notes to be redeemed to, but not including, the redemption date. If the 2051 notes are redeemed at any time on or after June 1, 2051, the 2051 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2051 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2052 notes. At any time prior to November 1, 2051, we may at our option redeem the 2052 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2052 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2052 notes to be redeemed) on November 1, 2051 and (ii) all required remaining scheduled interest payments due on the 2052 notes to be redeemed through November 1, 2051 (not including any portion of such payments of interest accrued and unpaid to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; plus accrued and unpaid interest on the principal amount of the 2052 notes to be redeemed to, but not including, the redemption date. If the 2052 notes are redeemed at any time on or after November 1, 2051, the 2052 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2052 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
2054 notes. At any time prior to March 13, 2054, we may at our option redeem the 2054 notes, in whole or in part, at a redemption price equal to the greater of: (A) 100% of the principal amount of the 2054 notes to be redeemed; and (B) the sum of the present value of (i) the redemption price (100% of the principal amount of the 2054 notes to be redeemed) on March 13, 2054 and (ii) all required remaining scheduled interest payments due on the 2054 notes to be redeemed through March 13, 2054 (not including any portion of such payments of interest accrued and unpaid to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points; plus accrued and unpaid interest on the principal amount of the 2054 notes to be redeemed to, but not including, the redemption date. If the 2054 notes are redeemed at any time on or after March 13, 2054, the 2054 notes may be redeemed at a redemption price equal to 100% of the principal amount of the 2054 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
General
On and after the applicable redemption date with respect to a series of senior notes, interest will cease to accrue on such senior notes or any portion of such senior notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee or its agent money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the senior notes to be redeemed on such date. If less than all of the senior notes of a series are to be redeemed, the senior notes of such series to be redeemed shall be selected in accordance with applicable depositary procedures. Additionally, we may at any time repurchase senior notes in the open market and may hold or surrender such senior notes to the trustee for cancellation.
Notice of redemption will be transmitted at least 10 days (or 15 days with respect to the 2028 notes and the 2046 notes) but not more than 60 days before the applicable redemption date to each holder of senior notes to be redeemed. We will be responsible for calculating the redemption price of the senior notes or portions thereof called for redemption.
Payment of Additional Amounts
If any withholding or deduction for or on account of taxes imposed or levied by or on behalf of Jersey, Ireland, any other jurisdiction (other than the United States or any state thereof or the District of

Columbia, or any political subdivision of any such state or the District of Columbia, or taxing authority or agency thereof or therein) in which the Issuers or the Guarantor is incorporated, organized, engaged in business or otherwise resident for tax purposes, or any other jurisdiction (other than the United States or any state thereof or the District of Columbia, or any political subdivision of any such state or the District of Columbia, or taxing authority or agency thereof or therein)from or through which such payment is made, or in each case any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Jurisdiction”) is at any time required by law to be made from any payment made with respect to such senior notes or the note guarantee, we will pay such additional amounts (“Additional Amounts”) on such senior notes or in respect of the applicable note guarantee as may be necessary so that the net amount received by each holder of such senior notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to taxes:
(1)    that would not have been imposed but for the holder or the beneficial owner of such note (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being considered as having a present or former connection with a Relevant Jurisdiction (other than a connection arising solely as a result of the acquisition, ownership or disposition of the senior notes, the receipt of any payment under or with respect to the senior notes or any note guarantee, or the exercise or enforcement of any rights under or with respect to the senior notes, the senior indenture or any note guarantee), including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled therein or a national thereof or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein;
(2)    that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner, if compliance is required by statute, by regulation of the Relevant Jurisdiction or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such tax;
(3)    payable other than by withholding from payments of principal of or interest on the senior notes or from payments in respect of a note guarantee;
(4)    that would not have been imposed but for a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(5)    that are estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar taxes;
(6)    required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(7)    that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);
(8)    that are imposed under Sections 1471 through 1474 of the Code as of the issue date of the applicable series of senior notes (or any amended or successor provision that is substantively comparable), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the issue date of the applicable series of senior notes (or any amended or successor provision that is substantively comparable) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(9)    in the case of any combination of clauses (1), (2), (3), (4), (5), (6), (7) and (8);
nor shall Additional Amounts be paid with respect to any payment of the principal of or interest, if any, on any note or any payment in respect of a note guarantee to any such holder who is a fiduciary or a partnership that is not the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or the beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the note.
Redemption for Tax Reasons
We may redeem the such senior notes as a whole but not in part, at our option at any time prior to maturity, upon the giving of a written notice of redemption to the holders, with a copy to the trustee, if we determine that, as a result of: (i) any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of a Relevant Jurisdiction affecting taxation, or (ii) any change in or amendment to an official position regarding the application or interpretation of the laws, regulations or rulings referred to above, which change or amendment is announced and becomes effective after the issue date of the applicable series of senior notes (or, if the Relevant Jurisdiction becomes a Relevant Jurisdiction on a date after the issue date of the applicable series of senior notes, after such later date) (each of the foregoing, a “Change in Tax Law”), we are or will become obligated to pay Additional Amounts with respect to such senior notes or such note guarantees on the next succeeding interest payment date (but in the case of a guarantor, only if the payments giving rise to such obligation cannot be made by us or another guarantor without the obligation to pay Additional Amounts), and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to us or the guarantors.
The redemption price will be equal to 100% of the principal amount of such senior notes plus accrued and unpaid interest to but excluding the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of such senior notes on any record date occurring prior to the Tax Redemption Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The date and the applicable redemption price will be specified in the notice of tax redemption. Notice of such redemption will be irrevocable, and must be mailed by first-class mail to each holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 15 nor more than 60 days prior to the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of such senior notes were actually due on such date. No such notice of redemption will be given unless, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Certain Covenants
Limitation of Liens
We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any lien (the “Initial Lien”) of any nature whatsoever on any principal property or capital stock of a Restricted Subsidiary, whether owned at the issue date of the applicable series of senior notes or thereafter acquired, which Initial Lien secures any indebtedness, without effectively providing that the senior notes of the applicable series shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured other than the following (“Permitted Liens”):
(1)    Liens securing indebtedness under credit facilities in an aggregate principal amount not to exceed $2,075 million;
(2)    pledges or deposits by such person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases, subleases, licenses or sublicenses to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety, stay, customs, replevin or appeal bonds to which such Person is a party, or deposits as security or for the payment of rent, in each case incurred in the ordinary course of business;
(3)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’, materialman’s, repairman’s, landlord’s, workman’s, supplier’s and other like liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other liens arising out of judgments or awards against such Person with respect to which such person shall then be proceeding with an appeal or other proceedings for review;
(4)    Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(5)    Liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(6)    survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(7)    Liens securing indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such person; provided, however, that the lien may not extend to any other property (other than accessions thereto, proceeds and products thereof and property related to the property being financed or through cross-collateralization of individual financings of equipment provided by the same lender) owned by such person or any of its subsidiaries at the time the lien is incurred, and the indebtedness (other than any interest thereon) secured by the lien may not be incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the lien;

(8)    Liens existing on the issue date of the applicable series of senior notes and extensions, renewals, refinancings and replacements of any such liens (including any future liens securing indebtedness that the we designate as a “replacement” of such liens for purposes of this clause, even if such new indebtedness is not issued concurrently with the repayment of the indebtedness so secured, the proceeds thereof are not used to repay such indebtedness secured by such liens or such indebtedness is incurred for different purposes and by a different borrower) so long as the principal amount of indebtedness (including for this purpose, revolving commitments under the relevant credit agreement as in effect on the issue date of the applicable series of senior notes immediately before the issuance of the senior notes, which shall be deemed to be outstanding for these purposes even if undrawn) or other obligations secured thereby is not increased (other than to cover premiums, fees, accrued interest and any expenses of such extension, renewal, refinancing or replacement) and so long as such liens are not extended to any other property of ours or any of our subsidiaries (other than pursuant to blanket lien or after acquired property clauses existing in the applicable agreements (including any obligation to have new guarantors provide liens on the same assets owned by us));
(9)    Liens on property or shares of stock of another person at the time such other person becomes a subsidiary of such person; provided, however, that such liens are not created, incurred or assumed in connection with, or in contemplation of, such other person becoming such a subsidiary; provided further, however, that such liens do not extend to any other property owned by such person or any of its subsidiaries, except proceeds and products thereof and improvements thereon or pursuant to after acquired property clauses existing in the applicable agreements at the time such person becomes a subsidiary which do not extend to property transferred to such person by us or a Restricted Subsidiary;
(10)    Liens on property at the time such person or any of its subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such person or any subsidiary of such person; provided, however, that such liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the liens do not extend to any other property owned by such person or any of its subsidiaries other than proceeds or products thereof and accessions thereto;
(11)    Liens securing indebtedness or other obligations of ours or a subsidiary owing to us or a subsidiary of ours;
(12)    Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any indebtedness secured by any lien referred to in the foregoing clauses (7), (9) and (10); provided, however, that:
i.    such new lien shall be limited to all or part of the same property that secured the original lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and
ii.    the indebtedness secured by such lien at such time is not increased to any amount greater than the sum of:
1.    the outstanding principal amount or, if greater, committed amount of the indebtedness secured by liens described under clauses (7), (9) or (10) at the time the original lien became a permitted lien under the relevant indenture; and

2.    an amount necessary to pay any fees and expenses, including premiums, related to such refinancings;
(13)    judgment liens not giving rise to an Event of Default;
(14)    Liens securing indebtedness consisting of (A) the financing of insurance premiums with the providers of such insurance or their affiliates and (B) take-or-pay obligations contained in supply arrangements in the ordinary course of business; and
(15)    other liens to secure indebtedness as long as the amount of outstanding indebtedness secured by liens incurred pursuant to this clause (15), when aggregated with the amount of attributable debt outstanding and incurred, does not exceed 15.0% of Consolidated Total Assets at the time any such lien is granted; provided, however, notwithstanding whether this clause (15) would otherwise be available to secure indebtedness, liens securing indebtedness originally secured pursuant to this clause (15) may secure refinancing indebtedness in respect of such indebtedness and such refinancing indebtedness shall be deemed to have been secured pursuant to this clause (15).
Limitation on Sale and Leaseback Transactions
We will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Principal Property unless:
(1)    the sale and leaseback transaction is solely with the us or a subsidiary of us;
(2)    the lease is for a period not in excess of 24 months, including renewals;
(3)    we or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (14) of the definition of “Permitted Liens,” without equally and ratably securing the senior notes then outstanding under the senior indenture, to create, incur, issue, assume or guarantee indebtedness secured by a lien on such property in the amount of the attributable debt arising from such sale and leaseback transaction;
(4)    we or such Restricted Subsidiary within 360 days after the sale of such Principal Property in connection with such sale and leaseback transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to (i) the permanent retirement of senior notes, other indebtedness of the issuer ranking on a parity with the senior notes or our indebtedness or our subsidiary or (ii) the purchase of property; or
(5)    the attributable debt of us and our Restricted Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the issue date of the applicable series of senior notes (other than any such sale and leaseback transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of indebtedness secured by liens on properties then outstanding (not including any such indebtedness secured by liens described in clauses (1) through (14) of the definition of “Permitted Liens”) which do not equally and ratably secure such outstanding senior notes (or secure such outstanding senior notes on a basis that is prior to other indebtedness secured thereby), would not exceed 15% of Consolidated Total Assets.
Merger and Consolidation
We will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all our assets in one or a series of related transactions to, any person, unless: (1) the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, limited liability company, limited liability partnership, limited company, or other similar organization organized and existing under the laws of (x) the United States of America or any State thereof or the District of Columbia or (y) the United Kingdom, Jersey and any other jurisdiction in the Channel Islands, any member state of the European Union as in effect on the Issue Date, Switzerland, Bermuda, The Cayman Islands or Singapore, provided that, the Successor Company (if not us) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, all the obligations of the issuer under the senior indenture and the senior notes (and, if the Successor Company is not a corporation, we shall cause a corporate co-issuer to become a co-obligor on the senior notes) and (2) immediately after giving effect to such transaction, no default shall have occurred and be continuing.
Notwithstanding the above: (A) any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us, any guarantor or any subsidiary; and (b) we and any guarantor may merge with an affiliate organized solely for the purpose of our reorganization or that of such guarantor in another jurisdiction.
Definitions
“Consolidated Total Assets” means, at any time, the total consolidated assets of us and our subsidiaries, as shown on our most recent balance sheet at such time calculated on a pro forma basis to give effect to any acquisition or disposition of any person or line of business after the date thereof.
“Principal Property” means any manufacturing or production plant located in the United States of America (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Restricted Subsidiary, whether owned on the date hereof or thereafter, provided each such plant has a net book value at the date as of which the determination is being made of in excess of 1% of our Consolidated Total Assets and our subsidiaries, other than any such plant which, in the opinion of the Board of Directors (evidenced by a certified board resolution thereof delivered to the trustee), is not of material importance to the business conducted by us and our subsidiaries taken as a whole.
“Restricted Subsidiary” means any of our domestic subsidiaries that directly owns any Principal Property.
Events of Default
An “Event of Default” under the senior notes means:
(a)    a default in any payment of interest on the senior notes when due and payable and such default continues for a period of 30 days;
(b)    a default in the payment of principal of any note when due and payable at its stated maturity, upon any mandatory or optional redemption or required repurchase, upon declaration of acceleration or otherwise;
(c)    the failure by us to comply with our other agreements contained in the senior indentures applicable to the senior notes for 90 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of the senior notes affected thereby;
(d)    we:
(i)    commence a voluntary case,
(ii)    consent to the entry of an order for relief against us in an involuntary case,

(iii)    consent to the appointment of a custodian (which term includes the Viscount in Jersey) for us or for all or substantially all of our property, or
(iv)    make a general assignment for the benefit of our creditors; and
(e)    a court of competent jurisdiction enters an order or decree under any bankruptcy law that:
(i)    is for relief against us in an involuntary case;
(ii)    appoints a custodian (which term includes the Viscount in Jersey) for us, or for all or substantially all of our property; or
(iii)    orders our liquidation, and the order or decree remains unstayed and in effect for 60 consecutive days.
The foregoing will constitute Events of Default with respect to the senior notes whatever the reason for any such Event of Default for any series issued and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a default under clause (c) above will not constitute an Event of Default with respect to the senior notes until the trustee notifies us or the holders of at least 25% in principal amount of the outstanding senior notes of all series affected thereby notify us and the trustee of the default and we do not cure such default within the time specified in clause (c) above after receipt of such notice.
Modification and Waiver
The senior indentures may be amended or modified without the consent of any holder of senior notes in order to:
(a)    cure any ambiguity, omission, defect or inconsistency;
(b)    provide for the assumption by a successor entity of the obligations of ours or any guarantor under the relevant senior indenture;
(c)    to establish the form or forms or terms of notes of any series;
(d)    provide for global senior notes in addition to or in place of certificated senior notes (provided, however, that the global senior notes are issued in registered form for purposes of Section 163(f) of the Code);
(e)    provide for any guarantees with respect to the senior notes or to confirm and evidence the release, termination or discharge of any guarantee when such release, termination or discharge is permitted under the relevant senior indenture;
(f)    add to our covenants for the benefit of the holders of senior notes of any series issued or to surrender any right or power conferred upon us;
(g)    make any amendment to the provisions of the relevant senior indenture relating to the form, authentication, transfer and legending of senior notes of any series issued; provided, however, that (i) compliance with the relevant indenture as so amended would not result in such senior notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not materially affect the rights of holders to transfer such senior notes;
(h)    comply with any requirement of the SEC in connection with the qualification of the relevant senior indenture under the Trust Indenture Act;

(i)    conform any provision of the relevant senior indenture or the senior notes of any series issued to the provisions of the offering document relating to any series issued of senior notes;
(j)    modify any provisions of the relevant senior indenture, which modifications apply solely to series of senior notes not outstanding on the date of such supplemental senior indenture; or
(k)    make any other change that does not adversely affect the rights of any holder of senior notes of any series issued in any material respect; and
(l)    convey, transfer, assign, mortgage or pledge as security for the senior notes of any series issued any property or assets.
Other amendments and modifications of the senior indentures or the senior notes issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior notes of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding note affected:
(a)    reduce the amount of senior notes of any series issued whose holders must consent to an amendment, supplement or waiver;
(b)    reduce the rate of or extend the time for payment of interest on any note of any series issued;
(c)    reduce the principal of or extend the Stated Maturity of any note of any series issued;
(d)    reduce the premium payable upon the redemption of any note of any series issued or change the scheduled date at which any note of any series issued may be redeemed;
(e)    make any senior notes of any series issued payable in money other than that stated in such senior notes;
(f)    impair the right of any holder to receive payment of principal of and interest on such note on or after the due dates therefore or to institute suit for the enforcement of such payment on or with respect to such holder’s senior notes; or
(g)    make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the senior indentures, when:
(a)    either:
(i)    all the senior notes of any series issued that have been authenticated and delivered (except lost, stolen or destroyed senior notes of any series issued which have been replaced or paid and senior notes of any series issued for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee or Registrar and Paying Agent for cancellation or
(ii)    all senior notes of any series issued not theretofore delivered to the trustee or Registrar and Paying Agent for cancellation have become due and payable or will become due and payable within one year, whether at maturity or on a Redemption Date, pursuant to an irrevocable redemption notice, and we have deposited or caused to be deposited with the trustee or Registrar and Paying Agent funds or U.S. Government Obligations in an amount sufficient to pay and discharge the entire indebtedness on the senior notes of any series issued not theretofore delivered to the Trustee or Registrar and Paying Agent for cancellation, for principal of, premium, if any, and interest on the senior notes of any series issued to the date of deposit together with irrevocable instructions from us directing the Trustee or Registrar and Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(b)    we have paid all other sums due and payable under the relevant senior indenture; and
(c)    we have delivered to the trustee or Registrar and Paying Agent an officer’s certificate and an opinion of counsel stating that all conditions precedent under the relevant senior indenture relating to the satisfaction and discharge of the relevant senior indenture have been complied with.
We may elect to have our obligations under the senior indenture discharged with respect to the outstanding senior notes of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding senior notes of any series issued under the relevant senior indenture, except for:
(a)    the rights of holders of the senior notes to receive principal, interest and any premium when due;
(b)    our obligations with respect to the senior notes concerning issuing temporary senior notes, registration of transfer of the senior notes, mutilated, destroyed, lost or stolen senior notes and the maintenance of an office or agency for payment for security payments held in trust;
(c)    the rights, powers, trusts, duties and immunities of the trustee; and
(d)    the defeasance provisions of the senior indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the senior indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the senior notes of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior notes of any series:
(a)    we must deposit with the paying agent, in trust, for the benefit of the holders, cash in United States dollars, U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay the principal amount at maturity of, premium, if any, and interest on the outstanding senior notes of any series issued on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(b)    in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel in the United States of America reasonably acceptable to the trustee confirming that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the relevant senior indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding senior notes of any series issued will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(c)    in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel in the United States of America reasonably acceptable to the trustee confirming that the holders of the outstanding senior notes of any series issued will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(d)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(e)    such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the relevant senior indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing) or any other material agreement or instrument to which we our any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;
(f)    we must have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with; an
(g)    we must have paid or duly provided for payment of all amounts then due to the trustee.
Notwithstanding the foregoing, the opinion of counsel required by clause (b) above with respect to a legal defeasance need not be delivered if all senior notes of any series issued not therefor delivered to the Registrar for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date or upon redemption within one year under arrangements satisfactory to the trustee for giving of notice of redemption by the trustee or Registrar in the name, and at our expense.
Book-Entry, Delivery and Settlement
2028 notes and 2036 notes
We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The senior notes of each series were initially represented by one or more fully registered global senior notes. Each such global note was deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global senior notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global senior notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global senior notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the senior notes and all transfers relating to the senior notes will be reflected in the book-entry records of Clearstream and Euroclear. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.

The distribution of the senior notes was cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the senior notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the senior notes will receive payments relating to their senior notes in euro, except as described in the applicable prospectus supplement.
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the senior notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear govern payments, transfers, exchanges and other matters relating to the investor’s interest in the senior notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided otherwise, owners of beneficial interests in the senior notes will not be entitled to have the senior notes registered in their names, will not receive or be entitled to receive physical delivery of the senior notes in definitive form and will not be considered the owners or holders of the senior notes under the senior indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the senior indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of senior notes.
Certificated Notes. Subject to certain conditions, the senior notes represented by the global senior notes are exchangeable for certificated senior notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

(1)	the common depositary provides notification that it is unwilling, unable or no longer qualified to continue as depositary for the global senior notes and a successor is not appointed within 90 days;

(2)	we in our discretion at any time determine not to have all the senior notes of any series represented by the global note; or

(3)	default entitling the holders of the applicable senior notes of any series to accelerate the maturity thereof has occurred and is continuing.
Any note of any series that is exchangeable as above is exchangeable for certificated senior notes of any series issued issuable in authorized denominations and registered in such names as the common depositary shall direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of the common depositary (or its nominee).
Same-day Payment. Payments (including principal, interest and any additional amounts) and transfers with respect to senior notes of any series in certificated form may be executed at the office or agency maintained for such purpose within the City of London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable senior notes of any series issued, provided that all payments (including principal, interest and any additional amounts) on senior notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.
4.35% 2029 notes, 4.65% 2029 notes, 2032 notes, 2034 notes, 2046 notes, 2049 notes, 2051 notes, 2052 notes and 2054 notes
We have obtained the information in this section concerning The Depository Trust Company (“DTC”) and their book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The senior notes of each series were initially represented by one or more fully registered global senior notes. Each such global note was deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of DTC. Except as set forth below, the global senior notes may be transferred, in whole and not in part, only to DTC or its nominee. You may hold your interests in the global senior notes through DTC, either as a participant in such systems or indirectly through organizations which are participants in such systems. DTC will hold interests in the global senior notes on behalf of participating organizations or customers through customers’ securities accounts in DTC’s names on the books of its depositaries. Book-entry interests in the senior notes and all transfers relating to the senior notes will be reflected in the book-entry records of DTC. The address of DTC is 455 Water St, New York, NY 10004.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC has a rating of AA+ from Standard & Poor’s Ratings Services. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

DESCRIPTION OF SUBORDINATED NOTES
The subordinated notes were issued under an indenture dated as of September 13, 2024, as supplemented from time to time, among Aptiv Swiss Holdings Limited, the guarantors named therein, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “subordinated indenture”). Below we have summarized certain terms and provisions of the subordinated indenture and related supplemental indentures. The summary is not complete. The subordinated indenture and related supplemental indentures have been incorporated by reference as exhibits to the Annual Report on Form 10-K to which this exhibit is a part. You should read the subordinated indenture and related supplemental indentures for the provisions which may be important to you. The subordinated indenture and related supplemental indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.
General
Principal Amounts; Interest Payments and Record Dates; Listing. The subordinated notes were initially limited to an aggregate principal amount of $500,000,000. The subordinated notes bear interest (i) from and including the issue date to, but excluding, December 15, 2029 at an annual rate of 6.875% and (ii) from and including December 15, 2029 during each Interest Reset Period (as defined below) at an annual rate equal to the Five-Year Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below), plus 3.385%. Interest is payable annually on each June 15 and December 15 (each an “Interest Payment Date”), subject to our right to defer interest payments (as described below under “—Option to Defer Interest Payments”), to the persons in whose names such notes are registered at the close of business on June 1 or December 1 (whether or not a business day), immediately preceding such June 1 or December 15, respectively. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the subordinated notes bear interest (as reset from time to time on any Reset Date (as defined below) occurring during such Optional Deferral Period (as defined below) in accordance with the terms of the subordinated notes) to the extent permitted by law. As permitted by the terms of the subordinated notes, if interest payments are deferred or otherwise not paid up to a redemption date that does not fall on an Interest Payment Date, they will accrue and compound until paid at the same rate at which the subordinated notes bear interest (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the subordinated notes) to the extent permitted by law. The amount of interest payable for any interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.
If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.
“Reset Date” means December 15, 2029 and each date falling on the five-year anniversary of the preceding Reset Date.
“Interest Reset Period” means the period from and including December 15, 2029 to but excluding the next following Reset Date and thereafter each period from and including a Reset Date to but excluding the next following Reset Date, or the Stated Maturity or date of redemption, as the case may be.
“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of the applicable Interest Reset Period.
The subordinated notes will mature on December 15, 2054. The subordinated notes are listed on the New York Stock Exchange under the symbol “APTV.”
Ranking. The subordinated notes are unsecured and rank junior and subordinate in right of payment to any of our senior indebtedness or the senior indebtedness of the guarantors. All of our current outstanding senior notes and our borrowing under our credit agreements are senior obligations for each of the issuers and the guarantors and rank senior in right of payment to the subordinated notes.
No Sinking Fund. The subordinated notes are not subject to any sinking fund.
Additional Notes. We may, without the consent of the existing holders of the subordinated notes, issue additional subordinated notes having the same terms (except issue date, date from which interest accrues and, in some cases, the first interest payment date) so that the existing subordinated notes and the new subordinated notes form a single series under the subordinated indenture. As of January 31, 2025, no such additional notes have been issued.
Minimum Denominations. The subordinated notes were issued in minimum denominations of $200,000 and any integral multiple of $1,000 in excess thereof.
Guarantees. The payment of the principal, premium and interest on the subordinated notes are fully and unconditionally guaranteed, jointly and severally, on a subordinated basis by Aptiv PLC and Aptiv Corporation. Subsidiary guarantors may be released from the guarantees without the consent of the holders of the notes.
Option to Defer Interest Payments
So long as no Event of Default (as defined below under “—Events of Defaults”) with respect to the subordinated notes has occurred and is continuing, the we may, at our option, defer interest payments on the subordinated notes on one or more occasions, from time to time, for up to 20 consecutive semi-annual Interest Payment Periods (as defined below) (each such deferral period, which will commence on the Interest Payment Date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the Stated Maturity of the subordinated notes or end on a day other than the day immediately preceding an

Interest Payment Date, and the we may not begin a new Optional Deferral Period, and may not pay current interest on the subordinated notes until we have paid all accrued interest on the subordinated notes from the previous Optional Deferral Period.
If we defer interest for a period of 20 consecutive Interest Payment Periods from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid interest at the conclusion of the 20 consecutive Interest Payment Periods. If we fail to pay in full all accrued and unpaid interest at the conclusion of the 20 consecutive Interest Payment Periods, and such failure continues for 30 days, an Event of Default that gives rise to acceleration of principal and interest on the subordinated notes will occur under the subordinated indenture.
During any Optional Deferral Period, interest on the subordinated notes will continue to accrue at the then-applicable interest rate on the subordinated. In addition, during any Optional Deferral Period, interest on the deferred interest (“Compound Interest”) will accrue at the then-applicable interest rate on the subordinated notes, compounded semi-annually, to the extent permitted by applicable law. No interest will be due and payable on the subordinated notes until the end of the Optional Deferral Period except upon a redemption of the subordinated notes during the Optional Deferral Period. The Interest Payment Date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.
No interest will be due or payable on the subordinated notes during any such Optional Deferral Period, except upon a redemption of any subordinated notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any Compound Interest) on the subordinated notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the subordinated notes shall have been declared due and payable as the result of an Event of Default with respect to the subordinated notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any Compound Interest, on the subordinated notes shall become due and payable).
Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Stated Maturity of the subordinated notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the subordinated notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any deferred interest and any Compound Interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on such subordinated notes (including, without limitation and to the extent permitted by applicable law, any deferred interest and any Compound Interest) from any previous Optional Deferral Period.
During any Optional Deferral Period, we (and our majority-owned subsidiaries, as applicable) will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):
•declare or pay any dividends or distributions on any of our or the guarantor’s Share Capital (as defined below);
•redeem, purchase, acquire or make a liquidation payment with respect to any of our or the guarantor’s Share Capital;

•pay any principal, interest (to the extent such interest is deferrable) or premium on, or repay, repurchase or redeem any of our indebtedness that ranks equally with or junior to the subordinated notes in right of payment (including debt securities of other series); or
•make any payments with respect to any guarantees by us or the guarantor of any indebtedness if such guarantees rank equally with or junior to the subordinated notes in right of payment.
However, during an Optional Deferral Period, the exceptions will permit (a) distributions or other payments to us or any direct or indirect subsidiary of us; (b) purchases, redemptions or other acquisitions of our or the guarantor’s Share Capital in connection with any employment contract, incentive plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or a share purchase, dividend reinvestment or similar plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring us to purchase, redeem or acquire our or the guarantor’s Share Capital, (c) any payment, repayment, redemption, purchase, acquisition or declaration of a dividend as a result of any reclassification of our or the guarantor’s Share Capital or the exchange or conversion of all or a portion of one class or series of our or the guarantor’s Share Capital for another class or series of our or the guarantor’s Share Capital, (d) the purchase of fractional interests in shares of our or the guarantor’s Share Capital pursuant to the conversion or exchange provisions of such Share Capital or the security being converted or exchanged or in connection with the settlement of share purchase contracts, (e) dividends, payments or distributions payable in shares of our or the guarantor’s Share Capital (or rights to acquire our or the guarantor’s Share Capital), or purchases, redemptions or acquisitions of our or the guarantor’s Share Capital in connection with the issuance or exchange of our or the guarantor’s Share Capital (or of securities convertible into or exchangeable for shares of our or the guarantor’s Share Capital) and distributions in connection with the settlement of share purchase contracts outstanding on the date that the payment of interest is deferred, (f) redemptions, exchanges, acquisitions or repurchases of, or with respect to, any rights outstanding under any employment contract, incentive plan, benefit plan or similar arrangement of us or our subsidiaries or in connection with a dividend reinvestment or share purchase plan, (g) implementing a shareholder rights plan, or issuing rights, shares or other property under such plan, or any redemption, repurchase or acquisition of any such rights pursuant thereto, (h) settling conversion of any convertible notes that rank equally with the subordinated notes or (i) payments under any preferred trust securities or subordinated notes, or any guarantee thereof, executed and delivered by us or any of our majority-owned subsidiaries, in each case that rank equal in right of payment to the subordinated notes with respect to which we have elected to defer the payment of interest, or the related guarantee (as the case may be), so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.
“Share Capital” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or shares; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Interest Payment Period” means the semi-annual period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the first interest payment period, which shall be the period from, and including, September 13, 2024 to, but excluding, June 15, 2025.
Optional Redemption

We may redeem the subordinated notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the subordinated being redeemed plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to December 15, 2029 and ending on and including the December 15, 2029 and (ii) after December 15, 2029, on any interest payment date.
Redemption Following a Rating Agency Event
We may, at our option, redeem the subordinated notes, in whole but not in part, at 102% of the principal amount of the subordinated notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after the occurrence of a Rating Agency Event.
A “Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology in assigning equity credit to securities such as the subordinated notes published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto) that then publishes a rating for us (together with any successor thereto, a “Rating Agency”), (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for us as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for us, in the case of any rating agency that first publishes a rating for us after the issuance of the subordinated notes (in the case of either clause (a) or (b), the “Current Methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the subordinated notes by such rating agency would have been in effect had the Current Methodology not been changed, clarified or amended or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the subordinated notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the subordinated notes by such rating agency had the Current Methodology not been changed, clarified or amended.
Tax Redemption
Redemption Following a Tax Event
We may, at our option, redeem the subordinated notes, in whole but not in part, at the redemption price equal to the sum of: (1) 100% of the principal amount of the subordinated notes being redeemed plus (2) accrued and unpaid interest to, but excluding, the Tax Event redemption date. In such case, we will deliver a notice of redemption specifying the tax event redemption date within 120 days after the occurrence of a Tax Event.
A “Tax Event” means that we have received a written opinion of a nationally recognized accounting firm or counsel experienced in such matters to the effect that, as a result of:
•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of a Relevant Taxing Jurisdiction or any political subdivision or taxing authority or agency thereof or therein, or any regulations under those laws or treaties;
•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the subordinated notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the subordinated notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for income tax purposes in a Relevant Taxing Jurisdiction.
A “Relevant Taxing Jurisdiction” means Ireland or any other jurisdiction in which we or AGFDAC become incorporated, organized, or otherwise resident for tax purposes after the date of this prospectus supplement, including any political subdivision or taxing authority or agency thereof or therein.
Redemption Following a Change in Tax Law Relating to Obligation to Pay Additional Amounts
We may, at our option, redeem the subordinated notes in whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption to the Holders, if we determine that, as a result of:
•any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of a Relevant Jurisdiction (as defined below under “—Payment of Additional Amounts”) affecting taxation, or
•any change in or amendment to an official position regarding the application or interpretation of the laws, regulations or rulings referred to above, which change or amendment is announced and becomes effective after the issue date (or, if the Relevant Jurisdiction becomes a Relevant Jurisdiction on a date after the issue date, after such later date) (each of the foregoing, a “Change in Tax Law”), each of us or a guarantor is or will become obligated to pay Additional Amounts with respect to the subordinated notes or the guarantees thereof on the next succeeding Interest Payment Date, as described below under “—Payment of Additional Amounts” (but in the case of a guarantor, only if the payments giving rise to such obligation cannot be made by us or another guarantor without the obligation to pay Additional Amounts) and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to us or the guarantors. The redemption price will be equal to 100% of the principal amount of the subordinated notes plus accrued and unpaid interest to but excluding the date fixed for redemption (a “Tax Redemption Date”), and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of the subordinated on any record date occurring prior to the Tax Redemption Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof). The date and the applicable redemption price will be specified in the notice of tax redemption. Notice of such redemption will be irrevocable, and must be mailed by first-class mail to each holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 15 nor more than 60 days prior to the earliest date on which we or the guarantor would be obligated to pay such Additional Amounts if a payment in respect of the subordinated notes were actually due on such date. No such notice of redemption will be given unless, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of tax redemption, the we will deliver to the trustee and the paying agent:
•a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of us to so redeem have occurred; and
•an opinion of independent tax counsel of recognized standing qualified under the laws of the Relevant Jurisdiction, selected by us, to the effect that we are or would be obligated to pay Additional Amounts as a result of a Change in Tax Law.
Redemption Procedures
Notice of any redemption must be mailed by first-class mail to each holder’s registered address, or delivered electronically if held by any depositary in accordance with such depositary’s customary procedures, not less than 10 nor more than 60 days prior to the redemption date. Any notice of redemption may be conditioned on the satisfaction of one or more conditions precedent.
Payment of Additional Amounts
If any withholding or deduction for or on account of taxes imposed or levied by or on behalf of the United States, the United Kingdom, Jersey, any other jurisdiction in which we are incorporated, organized, engaged in business or otherwise resident for tax purposes, or any other jurisdiction from or through which such payment is made, or in each case any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Jurisdiction”) is at any time required by law to be made from any payment made with respect to such subordinated notes or the note guarantee, we will pay such additional amounts (“Additional Amounts”) on such subordinated notes or in respect of the applicable note guarantee as may be necessary so that the net amount received by each holder of such subordinated notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to taxes:
(1) that would not have been imposed but for the holder or the beneficial owner of such note (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being considered as having a present or former connection with a Relevant Jurisdiction (other than a connection arising solely as a result of the acquisition, ownership or disposition of the subordinated notes, the receipt of any payment under or with respect to the subordinated notes or any note guarantee, or the exercise or enforcement of any rights under or with respect to the subordinated notes, the subordinated indenture or any note guarantee), including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled therein or a national thereof or being or having been engaged in a trade or business therein or having or having had a permanent establishment therein;
(2) that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner, if compliance is required by statute, by regulation of the Relevant Jurisdiction or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such tax;

(3) payable other than by withholding from payments of principal of or interest on the subordinated notes or from payments in respect of a note guarantee;
(4) that would not have been imposed but for a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(5) that are estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar taxes;
(6) required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(7) that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);
(8) that are imposed under Sections 1471 through 1474 of the Code as of the issue date of the subordinated notes (or any amended or successor provision that is substantively comparable), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the issue date of subordinated notes (or any amended or successor provision that is substantively comparable) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(9) in the case of any combination of clauses (1), (2), (3), (4), (5), (6), (7) and (8);
nor shall Additional Amounts be paid with respect to any payment of the principal of or interest, if any, on any note or any payment in respect of a note guarantee to any such holder who is a fiduciary or a partnership that is not the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or the beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the note.
Events of Default
An “Event of Default” under the subordinated notes means:
(a) a default in any payment of interest on the subordinated notes when due and payable that continues for 30 days, except as the result of a deferral of interest payments in accordance with the provisions described above under “—Option to Defer Interest Payments”;
(b) a default in the payment of principal of, or premium, if any, on any subordinated note when due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise (regardless of whether such payment is prohibited by the subordination provisions applicable to the subordinated notes);
(c) the failure by us or any of our subsidiaries to comply for 90 days after notice as specified in the subordinated indenture with its other agreements contained in the subordinated indenture with respect to the subordinated notes; and
(d) certain events of bankruptcy, insolvency or reorganization of us.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a default under clause (3) will not constitute an Event of Default with respect to any subordinated notes until the trustee notifies us or the holders of at least 33% in principal amount of the outstanding subordinated notes and all other notes issued under the subordinated indenture affected thereby notify the us and the trustee of the default and we do not cure such default within the time specified in clause (3) hereof after receipt of such notice.
If an Event of Default (other than an Event of Default described in clause (3) above) occurs and is continuing, the trustee (at the direction of the holders) or the holders of at least 33% in principal amount of the outstanding subordinated notes and all other notes issued under the subordinated indenture affected thereby (all such series voting as a single class) by notice to us may declare the principal of and accrued but unpaid interest on all of the subordinated notes and such other notes of the affected series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. This right does not apply if an Event of Default described in clause (3) above occurs. If one of the Events of Default described in clause (3) above occurs and is continuing, neither the trustee nor the holders of the subordinated notes will be entitled to declare the principal amount of all subordinated notes, together with accrued and unpaid interest thereon, to be due and payable immediately. Under certain circumstances, the holders of a majority in principal amount of the outstanding subordinated notes and all other notes issued under the subordinated indenture affected thereby (all such series voting as a single class) may rescind any such acceleration and its consequences.
Subject to the provisions of the subordinated indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the subordinated indenture at the request or direction of any of the holders unless such holders have offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a subordinated note may pursue any remedy with respect to the subordinated indenture or the subordinated notes unless:
(1) such holder has previously given the trustee notice that an Event of Default is continuing,
(2) holders of at least 33% in principal amount of the outstanding subordinated notes and all other notes of all series affected thereby have requested the trustee in writing to pursue the remedy,
(3) such holder has offered the trustee security or indemnity satisfactory to it against any loss, liability or expense,
(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and
(5) the holders of a majority in principal amount of the outstanding subordinated notes have not given the trustee a direction inconsistent with such request within such 60-day period.
Subject to certain restrictions, the holders of a majority in principal amount of the outstanding subordinated notes and all other notes of all series affected thereby will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the subordinated notes. However, the trustee may refuse to follow any direction that conflicts with law or the subordinated indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a subordinated note or that would involve the trustee in personal liability. Prior to taking any action under the subordinated indenture, the trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses.
If a default occurs and notice of such default is given to a trust officer of the trustee with respect to the subordinated notes, the trustee must deliver to each holder of the subordinated notes, notice of the default within 30 days after written notice of it is received by a trust officer of the trustee. Except in the case of a default in the payment of principal of, premium (if any) or interest on any subordinated note (including payments pursuant to the redemption provisions of such subordinated note), the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, we will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action we are taking or proposes to take in respect thereof.
Amendments and Waiver
Subject to certain exceptions, the subordinated indenture or the subordinated notes may be amended as it relates to the subordinated notes with the written consent of the holders of a majority in principal amount of the subordinated notes then outstanding and all other notes issued under the subordinated indenture affected thereby (all such series voting as a single class) and any past default or compliance with any provisions with respect to the subordinated notes may be waived with the consent of the holders of a majority in principal amount of the subordinated notes then outstanding and all other notes of all series affected thereby voting as a single class. However, without the consent of each holder of an outstanding subordinated note affected, no amendment may, among other things:
(a) reduce the amount of the subordinated notes whose holders must consent to an amendment;
(b) reduce the rate of or extend the time for payment of interest on any subordinated note beyond the maximum time period for any permitted deferral of interest or to increase the maximum time period for any such interest deferral or increase the maximum number of times the we may defer such interest payment;
(c) reduce the principal of or extend the stated maturity of any subordinated note;
(d) reduce the premium payable upon the redemption of any subordinated note or change the scheduled date at which any subordinated note may be redeemed;
(e) make any subordinated note payable in money other than that stated in the subordinated note;
(f) impair the right of any holder of subordinated notes to receive payment of principal of, and interest on, such holder’s subordinated notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s subordinated notes; or
(g) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
Without the consent of any holder of the subordinated notes, we, the trustee and the registrar and paying agent, as applicable, may amend the subordinated indenture and the subordinated notes to:
(a) cure any ambiguity, omission, defect or inconsistency;

(b) provide for the assumption by a successor entity of the obligations of ours or any guarantor under the subordinated indenture;
(c) to establish the form or forms or terms of notes of any series;
(d) provide for global subordinated notes in addition to or in place of certificated subordinated notes (provided, however, that the global subordinated notes are issued in registered form for purposes of Section 163(f) of the Code);
(e) provide for any guarantees with respect to the subordinated notes or to confirm and evidence the release, termination or discharge of any guarantee when such release, termination or discharge is permitted under the relevant subordinated indenture;
(f) add to our covenants for the benefit of the holders of subordinated notes of any series issued or to surrender any right or power conferred upon us;
(g) make any amendment to the provisions of the relevant subordinated indenture relating to the form, authentication, transfer and legending of subordinated notes of any series issued; provided, however, that (i) compliance with the relevant subordinated indenture as so amended would not result in such subordinated notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not materially affect the rights of holders to transfer such subordinated notes;
(h) comply with any requirement of the SEC in connection with the qualification of the relevant subordinated indenture under the Trust Indenture Act;
(i) conform any provision of the relevant subordinated indenture or the subordinated notes of any series issued to the provisions of the offering document relating to any series issued of subordinated notes; and
(k) make any other change that does not adversely affect the rights of any holder of subordinated notes of any series issued in any material respect.
The consent of the holders will not be necessary to approve the particular form of any proposed amendment or waiver. It will be sufficient if such consent approves the substance of the proposed amendment or waiver.
An amendment that changes or eliminates any covenant or event of default set forth in the subordinated indenture or other provision of the subordinated indenture that has been expressly included solely for the benefit of one or more particular series of debt securities, if any, or which modifies the rights of the holders of debt securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the subordinated indenture of the holders of debt securities of any other series.
After an amendment becomes effective, we are required to deliver to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.
Satisfaction, Discharge
When (1) we deliver to the registrar and paying agent all outstanding subordinated notes for cancellation or (2) all outstanding subordinated notes have become due and payable or will become due and payable within one year, whether at maturity or on a redemption date as a result of the delivery by us of a notice of irrevocable redemption to the trustee and the registrar and paying agent and, in the case of clause (2), we deposit with the registrar and paying agent funds or U.S. Government Obligations sufficient to pay at maturity or upon redemption all outstanding subordinated notes, including premium, if any, interest thereon to maturity or such redemption date, and if in any case we pay all other sums payable under the subordinated indenture by us with respect to the subordinated notes, then the subordinated indenture shall, subject to certain exceptions, cease to be of further effect with respect to all outstanding subordinated notes.
Defeasance
We may, as described below, at any time terminate all our and the guarantor’s respective obligations under the subordinated indenture with respect to the subordinated notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the subordinated notes, to replace mutilated, destroyed, lost or stolen subordinated notes and to maintain a registrar and paying agent in respect of the subordinated notes.
In addition, we may, as described below, at any time terminate in respect of the subordinated notes:
(1) our obligations under certain covenants related to merger and consolidation, and
(2) the operation of the covenant default provision and the bankruptcy provisions (other than with respect to us) described under “—Events of Default” above (“covenant defeasance” and such provisions the “defeased provisions”).
In the event that we exercise our legal defeasance option or their covenant defeasance option with respect to the subordinated notes, the guarantor will be released from all of its obligations with respect to its subordinated note guarantee in respect of such subordinated notes.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option with respect to the subordinated notes, payment of the subordinated notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option with respect to the subordinated notes, payment of the subordinated notes may not be accelerated because of an Event of Default specified in, or resulting from a breach of, the defeased provisions.
In order to exercise either defeasance option with respect to the subordinated notes, we must deposit in trust (the “defeasance trust”) with the paying agent money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the paying agent, to pay the principal of, premium (if any) and interest in respect of the subordinated notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the paying agent with a copy to the trustee of an opinion of counsel to the effect that beneficial owners of subordinated notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law).
Book-Entry, Delivery and Settlement
We have obtained the information in this section concerning The Depository Trust Company (“DTC”) and their book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The subordinated notes were initially represented by one or more fully registered global subordinated notes. Each such global note was deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of DTC. Except as set forth below, the global subordinated notes may be transferred, in whole and not in part, only to DTC or its nominee. You may hold your interests in the global subordinated notes through DTC, either as a participant in such systems or indirectly through organizations which are participants in such systems. DTC will hold interests in the global subordinated notes on behalf of participating organizations or customers through customers’ securities accounts in DTC’s names on the books of its depositaries. Book-entry interests in the subordinated notes and all transfers relating to the subordinated notes will be reflected in the book-entry records of DTC. The address of DTC is 455 Water St, New York, NY 10004.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC has a rating of AA+ from Standard & Poor’s Ratings Services. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.